UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2024

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 17, 2024, the Board of Directors (the “Board”) of Constellation Brands, Inc. (“Constellation” or the “Company”), elected Christopher J. Baldwin to serve as a member of the Board and appointed Mr. Baldwin as non-executive Chair of the Board, each effective March 1, 2024.

Mr. Baldwin, age 61, has served as a Managing Partner of CVC Advisors (U.S.) Inc., a leading global private markets manager, since October 2020. Prior to that, he served in various capacities for BJ’s Wholesale Club Holdings Inc. (NYSE: BJ) (“BJ’s”) since joining the company in September 2015. At BJ’s, Mr. Baldwin’s roles included Chief Executive Officer from February 2016 to February 2020 and chairman of the board in both executive and non-executive capacities at various times between May 2018 and June 2023. While at BJ’s, Mr. Baldwin served as Chairman of the board of directors of the National Retail Federation, the world’s largest retail trade association, from 2018 to 2020. Mr. Baldwin’s previous positions include Chief Executive Officer of Hess Retail Corporation, a global independent energy company and spin-off of Hess Corporation, from 2010 to March 2015 and various executive roles at Kraft Foods Group, Inc. (a predecessor of The Kraft Heinz Company), a food and beverage company; The Hershey Company, a global confectionary manufacturer; Nabisco, a manufacturer of cookies and snacks; and The Procter & Gamble Company, a multinational consumer goods corporation. He serves on the board of directors for Advantage Solutions Inc. (Nasdaq: ADV) and BJ’s, however, he has informed BJ’s that he has decided not to stand for re-election to its board of directors when his term expires at BJ’s 2024 annual meeting of shareholders. Mr. Baldwin brings to the board extensive executive and board leadership experience from his current and previous roles as chief executive officer and chairman of multiple entities. He also possesses deep knowledge of the consumer packaged goods and food and beverage industries from more than 20 years of service in multiple facets of business leadership, including branding, marketing, and human capital development.

The Board has affirmatively determined that Mr. Baldwin is an independent director under applicable New York Stock Exchange requirements. As a non-management member and Chair of the Board, Mr. Baldwin will receive the compensation paid to non-management directors for service on the Board, including as non-executive Chair of the Board, and its committees. However, as his service will commence outside the annual meeting timeframe, it is anticipated that the amount of his annual cash retainers, and the number of shares subject to his annual stock option grants and restricted stock unit awards, will be prorated from the date his service commences to the scheduled date of the Company’s next annual meeting of stockholders at which directors are elected. A description of the non-management director compensation program, as of July 18, 2023, filed as Exhibit 10.2 to the Form 8-K filed on July 18, 2023, is incorporated herein by reference. Mr. Baldwin’s committee appointments will be determined at a subsequent date.

There are no arrangements or understandings between Mr. Baldwin and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding Mr. Baldwin that are required to be disclosed by Item 404(a) of Regulation S-K.

In accordance with the requirements of the Company’s Board of Directors’ Corporate Governance Guidelines, Susan Somersille Johnson (i) notified the Company that her principal employment responsibilities had changed from those held when she was last elected to the Board in July 2023 and (ii) submitted her voluntary resignation as a member of the Board. The Board, with the assistance of its Corporate Governance, Nominating, and Responsibility Committee (the “Committee”), commenced a review of Ms. Johnson’s Board membership given her changed circumstances. On February 17, 2024, the Board, upon the recommendation of the Committee, accepted Ms. Johnson’s resignation and reduced the size of the Board to 12 members, in each case effective immediately. Ms. Johnson’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, practices, or procedures.

The Board and the Company’s senior leadership are grateful for Ms. Johnson’s service to the Company and wish her success in her future endeavors.

As the size of the Board was fixed at 12 members upon the acceptance of Ms. Johnson’s resignation, the Board also took action on February 17, 2024 to expand from 12 to 13 members, effective March 1, 2024, in order to allow for the Board’s election of Mr. Baldwin effective on such date.

Item 7.01	Regulation FD Disclosure.
On February 20, 2024, Constellation issued a news release (the “release”) announcing (i) the election of Mr. Baldwin to serve as a member of the Board and his appointment as Chair of the Board, each effective March 1, 2024, and (ii) that the Board, upon the recommendation of the Committee, accepted Ms. Johnson’s resignation, effective February 17, 2024. A copy of the release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

References to Constellation’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites, or platforms into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release of Constellation Brands, Inc. dated February 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2024	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer